UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JULY 23, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 23, 2007, the Board of Directors (the "Board") of Uranium Energy Corp. (the "Company") accepted the resignation of Randall R. Reneau as a director of the Company. On the same date, the Board accepted the consent of Vincent Della Volpe to act as a director of the Company. As a result of these changes, the Company's Board is now comprised of each of Messrs. Amir Adnani, Harry Anthony, Erik Essiger, Alan Lindsay, Ivan Obolensky and Vincent Della Volpe.

The Company is informed that Mr. Della Volpe has served as a professional money manager for over 35 years, including as a senior portfolio manager of pension funds for Honeywell Corporation and senior vice president of the YMCA Retirement fund in New York. Throughout his career, Mr. Della Volpe has particularly focused on the management of energy and utility equity portfolios, and he also has experience managing venture capital investments. Since September 2006, Mr. Della Volpe has served as a Director of Gold Canyon Resources, Inc., a junior natural resources company incorporated in British Columbia, Canada that is listed on the TSX Venture Exchange. Mr. Della Volpe holds a Bachelor of Arts in Accounting and an MBA in finance, both from Seton Hall University.

In addition, effective on July 23, 2007, the Board also ratified the appointment of independent directors to each of the Company's Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Ethics Committee, such that the director members of each of such Committees are now as follows:

Audit Committee
Mr. Della Volpe
Mr. Essiger
Mr. Obolensky

Compensation Committee
Mr. Essiger
Mr. Obolensky

Nominating and Corporate Governance Committee
Mr. Essiger
Mr. Obolensky

Ethics Committee
Mr. Essiger
Mr. Obolensky

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: July 26, 2007.	By: /s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer, Principal Executive Officer and a director

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